     Exhibit 99.1

FOR IMMEDIATE RELEASE

Wescorp Energy Sells Flowstar Technologies; Will Focus on Its Water And Solids Remediation Business

CALGARY, Alberta
(Monday January 11, 2010) – Wescorp Energy Inc. (OTCBB: WSCE) is pleased to announce that it has sold its Flowstar Technologies business unit to a full-service engineering firm based in Calgary Alberta, Canada.

As a result of this transaction, Wescorp will focus primarily on the growth of its Water and Solids Remediation business unit and actively pursue new opportunities for the H20maxx water and HCXT solids remediation technologies.

“Flowstar’s metering and measuring devices complement many of the other client services offered by the engineering firm that now owns it,” commented Doug Biles, President and CEO of Wescorp. “We are confident that Flowstar’s client integrity will be maintained and the product will continue to be professionally serviced. Wescorp will now primarily focus its time, finances and manpower to its growing water and solids remediation business unit.”

About Wescorp

Wescorp Energy Inc. (www.wescorpenergy.com) is an oil and gas operations solutions company focused on commercializing technologies that overcome tough operational challenges facing oil and gas operators today.

Wescorp shares currently trade on the NASD.OTC Bulletin Board under the symbol “WSCE”.

Safe Harbor Statement

Any statements contained herein that are not historical facts may be forward-looking statements, and involve risks and uncertainties. Potential factors could cause actual results to differ materially from those expressed or implied by such statements. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission. These risks may be further discussed in periodic reports and registration statements to be filed by the Company from time to time with the Securities and Exchange Commission in the future.

Investor Relations contact:

Mark Komonoski
Toll-Free            1.877.255.8483
Office Line         1.403.255.8483
Mobile                1.403.470.8384

Email: mkomonoski@wescorpenergy.com
Website: www.wescorpenergy.com

RENMARK FINANCIAL COMMUNICATIONS INC.
JASON ROY: JROY@RENMARKFINANCIAL.COM
BARRY MIRE: BMIRE@RENMARKFINANCIAL.COM
TEL. : 514 939-3989 OR 416 644-2020